Exhibit 4.12
December 2, 2008
Blackstone Capital Partners III Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners III L.P.
Blackstone Family Investment Partnership III L.P.
345 Park Avenue
New York, New York 10154
Ladies and Gentlemen:
                    Reference is made to the First Amendment to the Second Amended and Restated Registration Rights Agreement, dated as of December 28, 2006 (the “Registration Rights Agreement”) by and among Allied Industries, Inc., a Delaware corporation (“Allied”) and the other signatories thereto. Reference is also made to that certain Agreement and Plan of Merger, dated June 22, 2008, by and among Republic Services, Inc., a Delaware corporation (“Republic”), RS Merger Wedge, Inc. (“RS Merger Wedge”), and Allied, providing for the merger (the “Merger”) of RS Merger Wedge with and into Allied, subject to the terms and conditions therein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Registration Rights Agreement.
                    This letter agreement (this “Agreement”) will confirm our understanding that, if the Merger is consummated, Republic has agreed to grant Blackstone certain registration rights with respect to the shares of Republic received by Blackstone in the Merger (the “Registrable Securities”) and Republic will, in place of Allied and to the extent described below, perform certain duties in connection therewith. Upon consummation of the Merger, this Agreement will be deemed to supersede the Registration Rights Agreement. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) the fifth anniversary of the Effective Time (as such term is defined in the Merger Agreement), or (iii) the first date after the Effective Time on which Blackstone and the Related Transferees (as defined in the Shareholders Agreement) cease to beneficially own more than 2% of the issued and outstanding shares of Republic common stock in the aggregate.
Registration Rights
                    Following the consummation of the Merger, Republic shall prepare and file or cause to be prepared and filed with the SEC as promptly as reasonably practicable following the Effective Time a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Blackstone and the Related Transferees thereof of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-3, or another appropriate form permitting registration of such Registrable Securities for resale by Blackstone or the Related Transferees thereof in accordance with the methods of distribution reasonably elected by Blackstone or Related Transferees thereof and set forth in the Shelf Registration Statement. For the avoidance of doubt, the term “Shelf Registration Statement” shall include any WKSI Shelf.
                    Upon the request of Blackstone, and upon at least three (3) business days’ notice from Republic shall, under the terms and subject to the conditions set forth herein, use its reasonable efforts to provide customary assistance to facilitate one or more “takedowns” off of the Shelf Registration Statement such number of Registrable Securities as may be designated by Blackstone in its request. The Company shall be obligated to provide customary assistance associated with such takedowns (as described below) in connection with no more than two such takedowns; provided that members of Republic senior management will not be obligated to participate in any “road show” presentations in connection with any underwritten offerings contemplated hereunder.
                    In connection with any sales pursuant to the Shelf Registration Statement, reasonable efforts shall be made by Blackstone and the Related Transferees not to knowingly sell Registrable Securities to any single buyer, acting individually or with others, who after completion of the distribution relating to such Registrable Securities, will beneficially own more than 15% of the issued and outstanding shares of Republic common stock, provided that for purposes of this sentence, the underwriter for such distribution, Blackstone and/or the Related Transferees may conclusively rely on such buyer’s most recent filing with the Commission, in whole or in part, disclosing its ownership of Republic common stock, whether on any of Schedule 13D, Schedule 13F, Schedule 13G, Form 3, Form 4 or otherwise.
Covenants and Procedures
                    In connection with any registration and takedown contemplated by the previous paragraphs, Republic shall use its reasonable efforts to:
                    (i) register or qualify (and cooperate with Blackstone, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other United States jurisdiction as Blackstone or any underwriter reasonably requests;
                    (ii) keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective;
                    (iii) do any and all other acts or things necessary or advisable to enable the disposition in all United States jurisdictions of the Registrable Securities covered by the applicable registration statement, provided that Republic will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified;

                    (iv) cooperate with Blackstone and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends, to the extent such legends otherwise appear) representing Registrable Securities to be sold under the registration statement, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Blackstone, may request, subject to the underwriters’ obligation to return any certificates representing unsold securities.
                    (v) cause Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable Blackstone or the underwriter or underwriters, if any, to consummate the disposition of such securities;
                    (vi) in connection with an underwritten offering, obtain a “cold comfort” letter and, as applicable, a “long-form comfort letter” from Republic’s independent public accountants, and an opinion of counsel for Republic, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as Blackstone reasonably requests; and
                    (vii) in connection with an underwritten offering, enter into such customary agreements (including an underwriting agreement containing such representations and warranties by Republic and such other terms and provisions, as are customarily contained in underwriting agreements for comparable offerings and are reasonably satisfactory to Republic) and take all such other actions as Blackstone or the underwriters participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale (other than such actions which are disruptive to Republic or require significant management availability), including providing reasonable availability of appropriate members of senior management of Republic to provide customary due diligence assistance in connection with any offering. Notwithstanding the foregoing or anything to the contrary otherwise in this Agreement, in no event shall members of Republic senior management be obligated to (i) participate in any “road show” presentations in connection with any offerings contemplated by this Letter Agreement, or (ii) enter into any lockups or similar arrangements restricting the sale of securities.
                    Republic may delay a takedown requested hereunder, for a reasonable period (but not longer than 90 days) if, in the reasonable judgment of its Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving it, or (ii) filing at the time requested would materially and adversely affect the business or prospects of Republic in view of disclosures that may be thereby required.
Reimbursement of Costs, Fees and Expenses
                    Blackstone shall promptly reimburse the Company for any and all reasonable costs, fees and expenses which it may incur in connection with its performance under any of the foregoing paragraphs including, but not limited to, any and all legal, filing, printing, comfort letter and accounting or auditing fees which it may incur in connection with the Shelf

Registration Statement and any assistance it may provide to facilitate any “takedowns” off of the Shelf Registration Statement as contemplated above.
Indemnification
                    In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Blackstone, Republic will hold harmless Blackstone and each underwriter of such securities and each other person, if any, who controls Blackstone or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Blackstone or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material act required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus or in the final prospectus (as amended or supplemented if Republic shall have filed with the SEC any amendment or supplement to the final prospectus) if used within the period which Republic is required to keep the registration to which such registration statement or prospectus relates current, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Blackstone and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that Republic shall not be liable to Blackstone or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to Republic by Blackstone or such underwriter specifically for use in the preparation thereof.
                    It shall be a condition precedent to the obligation of Republic to include in any registration statement any Registrable Securities of Blackstone that Republic shall have received from Blackstone an undertaking, reasonably satisfactory to Republic and its counsel, to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph) Republic, each director of Republic, each officer of Republic who shall sign the registration statement, and any person who controls Republic within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to Republic by Blackstone specifically for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by Blackstone with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

Miscellaneous
                    For the avoidance of doubt, the provisions of this Agreement and the Registration Rights Agreement shall constitute the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and no other stockholder of Republic or Allied shall be entitled to make any claims hereunder.
                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.
                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                    If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this Agreement.

REPUBLIC SERVICES, INC.

By: /s/ James E. O’Connor
Name: James E. O’Connor
Title: Chairman and Chief Executive Officer

Agreed to and accepted as of the date first written above:

BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.

By:	Blackstone Management Associates III L.L.C.

its General Partner

By:	/s/ David Foley

	Name:	David Foley

	Title:	Senior Managing Director

BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.

By:	Blackstone Management Associates III L.L.C.

its General Partner

By:	/s/ David Foley

	Name:	David Foley

	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	Blackstone Management Associates III L.L.C.

its General Partner

By:	/s/ David Foley

	Name:	David Foley

	Title:	Senior Managing Director